As filed with the Securities and Exchange Commission on October 30, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Validus Holdings, Ltd. 19 Par-La-Ville Road Hamilton HM 11, Bermuda (441) 278-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VALIDUS HOLDINGS, LTD. AMENDED AND RESTATED 2005 LONG TERM INCENTIVE PLAN VALIDUS HOLDINGS, LTD. DIRECTORS STOCK COMPENSATION PLAN
(Full title of the plans)

CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 590-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
————————— Copies to:
Michael A. Becker, Esq. John Schuster, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Validus Holdings, Ltd. Amended and Restated 2005 Long Term Incentive Plan, Common Shares (par value $0.175 per share)	13,126,896	$25.71	$337,492,496	$10,361.02
Directors Stock Compensation Plan, Common Shares (par value $0.175 per share)	57,143	$25.71	$1,469,146	$45.10

Notes:
(1)  Plus such additional number of common shares as may be issued under the Company’s Amended and Restated 2005 Long Term Incentive Plan and Directors Stock Compensation Plan in the event of a share dividend, recapitalization, share split, reverse split, reorganization, merger, amalgamation, consolidation or other similar dilutive event.

(2)  Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is based on the average of the reported high and low sales prices of the common shares on the New York Stock Exchange on October 26, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents.  The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus.  The most recent information that we file with the SEC automatically updates and supersedes more dated information.  We have previously filed with the SEC and are incorporating by reference into this Registration Statement the Registrant’s Registration Statement on Form S-1 (File No. 333-139989) filed with the Commission on January 16, 2007 (including any amendments thereto), including the description of the Registrant’s common shares (the “Common Shares”) par value $.175 contained therein under the caption “Description of Share Capital.”

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Bye-law 49 of the Registrant’s Amended and Restated Bye-laws provides, among other things, that the Registrant will indemnify, in accordance with and to the full extent permitted by law, its directors and officers and, in the discretion of the board of directors, its employees and agents, against any liability or expense actually and reasonably incurred by person in respect of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Registrant), to which such person was or is a party or is threatened to be made a party by reason of such person acting in such capacity or acting in any other capacity for, or on behalf of, the Registrant. In addition, the Registrant will, in the case of its directors and officers, and may, in other cases, advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent permitted by law.

Bye-law 49 of the Registrant’s Amended and Restated Bye-laws also provides that none of the officers or directors of the Registrant will be personally liable to the Registrant or its shareholders for any action or failure to act to the full extent that they are indemnified under the Registrant’s Amended and Restated Bye-laws.

Bye-law 49 of the Registrant’s Amended and Restated Bye-laws also provides that the Registrant’s Board of Directors authorize the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Registrant, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant’s Amended and Restated Bye-laws.

Bye-law 49A of the Registrant’s Amended and Restated Bye-laws provides, among other things, that each shareholder of the Registrant agrees, to the fullest extent it may lawfully do so) to waive any claim or right of action that such shareholder might have, individually or by or in the right of the Registrant, against any of the Registrant’s directors or officers for any action or failure to act in the performance of the duties of such director or officer, except that such waiver does not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Section 98 of the Companies Act 1981 of Bermuda provides generally that a Bermuda company may indemnify its officers and auditors against any liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which officer or auditor may be guilty in relation to such company.  Section 98 further provides that a Bermuda company may indemnify its officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 further provides that any provision, whether contained in the bye-laws of a company or in any contract or arrangement between such company and any director exempting or indemnifying him against any liability which would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to such company, shall be void.

Section 98A of the Companies Act permits a Bermuda company to purchase and maintain insurance for the benefit of any officer in respect of any loss or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty.

In addition, certain directors may be covered by directors’ and officers’ liability insurance policies purchased by their respective employers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

4	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to Form 8-K, filed by the Company with the Commission on July 31, 2007)
5	Opinion of Conyers Dill & Pearman
10.1	Form of Validus Holdings, Ltd. 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.18 to Form 8-K, filed by the Company with the Commission on July 31, 2007)
10.2
Validus Holdings, Ltd. Directors Stock Compensation Plan (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1/A, File No. 333-139989, filed by the Company with the Commission)

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers
23.3	Consent of KPMG Audit Plc
24	Powers of Attorney (included as part of the signature pages)

ITEM 9.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993; (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           that for the purposes of determining any liability under the Securities Act of 1993, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5)           insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on October 24, 2007.

Validus Holdings, Ltd

By: /s/ E.J. Noonan
Name: Edward J. Noonan
Title: Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below does hereby constitute and appoint each of Edward J. Noonan, Joseph E. Consolino and C. Jerome Dill as his or her true and lawful attorney-in-fact and agent and in his name, place, and stead, and in any and all capacities, to sign his or her name to the Registration Statement of Validus Holdings, Ltd., a Bermuda company, on Form S-8 under the Securities Act of 1933, as amended, and to any and all amendments or supplements thereto (including any post-effective amendments) under the Securities Act of 1933, as amended), with all exhibits thereto and other documents in connection therewith and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and the undersigned hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E.J. Noonan Name: Edward J. Noonan	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 24, 2007

/s/ Joseph E. (Jeff) Consolino Name: Joseph E. Consolino	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 24, 2007

/s/ George P. Reeth Name: George P. Reeth	President and Deputy Chairman of the Board of Directors	October 24, 2007

/s/ Matthew J. Grayson Name: Matthew J. Grayson	Director	October 24, 2007

/s/ Jeffrey W. Greenberg Name: Jeffrey W. Greenberg	Director	October 24, 2007

/s/ John J. Hendrickson Name: John J. Hendrickson	Director	October 24, 2007

/s/ Stuart A. Katz Name: Stuart A. Katz	Director	October 24, 2007

/s/ Sander M. Levy Name: Sander M. Levy	Director	October 24, 2007

/s/ Jean-Marie Nessi Name: Jean-Marie Nessi	Director	October 24, 2007

/s/ Mandakini Puri Name: Mandakini Puri	Director	October 24, 2007

/s/ Alok Singh Name: Alok Singh	Director	October 24, 2007

/s/ Christopher E. Watson Name: Christopher E. Watson	Director	October 24, 2007